EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17027, 333-26047, 333-34492 and 333-64002) of PW Eagle, Inc. (formerly Eagle Pacific Industries, Inc.) of our reports dated February 6, 2004, except for the last paragraph of Note 5, as to which the date is March 31, 2004, relating to the financial statements and financial statement schedule information which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 31, 2004